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Exhibit 10.25

                                 JOSTENS, INC.
                             2000 STOCK LOAN PLAN
                             --------------------

     1.   Purpose.  The Jostens, Inc. Stock Loan Plan (the "Plan") has been
          -------
established by Jostens, Inc. (the "Company") to secure for the Company and its shareholders the benefits arising from capital ownership, and thereby entrepreneurial risk, by certain senior employees of the Company and its direct and indirect Subsidiaries (each a "Subsidiary" and, collectively, the "Subsidiaries") who are and will be responsible for the future growth and continued success of the Company or its Subsidiaries. The Plan will provide a means whereby such individuals, pursuant to loans made under the Plan, may finance the purchase of shares (the "Purchased Shares") of the Company's Class A common stock, par value $0.33? per share ("Class A Stock") or refinance the purchase of shares (the "Retained Shares") of the Company's common stock which will be retained by such individuals in connection with the merger (the "Merger") of Saturn Acquisition Corporation with and into the Company.

     2.   Administration.  The authority to manage and control the operation and
          --------------
administration of the Plan shall be vested in a Committee (the "Committee") consisting of two or more non-employee members of the Board of Directors of the Company (the "Board") who are appointed by, and may be removed by, the Board. Any interpretation of the Plan by the Committee and any decision made by the Committee on any matter within its discretion is final and binding on all persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan. If the Board does not appoint a Committee, the operation and administration of the Plan (and any other rights, duties or obligations of the Committee described herein) shall be vested in the Board.

     3.   Participation.  The Committee shall determine and designate the
          -------------
employees who will participate in the Plan ("Participants") from among members of management (including employees who are also directors) (a) who borrowed funds pursuant to the Facility and Guaranty Agreement between the Company and The First National Bank of Chicago (the "Prior Loan Program") in order to purchase Retained Shares or (b) who desire to acquire Purchased Shares in connection with the Merger or in the future as determined by the Committee. The initial Participants and the amount of each Loan (as defined below) are set forth in Schedule A attached hereto.
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     4.   Purchase Loans.  The Company may make a loan (a "Loan") to a
          --------------
Participant in an amount that shall not exceed (a) in the case of a Loan for Retained Shares, one hundred percent (100%) of the difference between the Participant's after-tax proceeds received in the Merger and the amount of outstanding indebtedness of such Participant under the Prior Loan Program or (b) in the case of a Loan for Purchased Shares, the purchase price of the Purchased Shares, subject to the following:

          (a) Each Loan shall be evidenced by a promissory note in such form as the Committee shall approve; provided, that the note shall (i) provide full recourse to the Participant, (ii) provide for interest at a rate for each calendar year or part thereof equal to the lesser of (A) the interest accrued under the Company's revolving credit facility during such period divided by the average indebtedness outstanding under the Company's revolving credit facility during such period (based on the daily balances of such facility)
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     and (B) the highest rate permitted by law, (iii) be secured by a Loan and
     Pledge Agreement (described in subsection 5.1), and (iv) comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

          (b) Subject to the prepayment provisions of subsection 5.2, the acceleration provisions set forth in paragraphs (c) and (d) below and the extension provision set forth below, each Loan shall mature on May 10, 2005 (the "Maturity Date"), at which time all unpaid principal and interest shall be payable. In the event that, prior to the Maturity Date, the Lender has not completed an "Initial Public Offering" or an "Approved Sale" (as such terms are defined in Borrower's Stock Option Agreement pursuant to Lender's Stock Incentive Plan), and if at least 90% of the cumulative EBITDA target for 2003 set forth on Exhibit 2 to Borrower's Stock Option Agreement has been achieved, Borrower shall be entitled to extend the term of the Loan until May 10, 2007, and such extension shall be effective upon written notice to Lender.

          (c) The principal and interest outstanding under a Loan of a Participant who retires on or after age 65 or whose employment with the Company and its affiliates terminates by reason of his death or Permanent Disability (as defined below) or is terminated for a reason other than Cause (as defined below), or who terminates his employment with the Company for Good Reason (as defined below) will not become due and payable until the Maturity Date of the Loan. All principal and interest outstanding under a Loan with respect to any other Participant will automatically become due and payable on the date the Participant's employment with the Company and its affiliates terminates. "Permanent Disability" means the failure by the Participant to render full-time employment services to the Company for an aggregate of sixty (60) business days in any continuous period of six (6) months on account of physical or mental disability.

               (i) "Cause," when used in connection with the termination of employment of the Participant, means (A) the Participant's gross misconduct; (B) the Participant's willful and continued failure to perform substantially his or her duties with the Company (other than any such failure relating to changes in the Participant's duties that constitute Good Reason (as defined below) after a demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his or her duties and provides for a reasonable period of time within which the Participant may take corrective measures, or (C) the Participant's conviction (including a plea of nolo contendere)
                                                              ---- ----------
     of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs the Participant's ability to perform substantially his or her duties with the Company.

               (ii) "Good Reason" means, unless the Participant shall have consented in writing thereto, any of the following: (A) a change in the Participant's title(s), status, position(s), authority, duties or responsibilities as an executive of the Company as in effect at the effective time of the Merger (other than any change directly attributable to the fact that the Company is no longer publicly owned); provided, however, that Good

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

     Reason does not include a change in the Participant's title(s), status, position(s), authority, duties or responsibilities caused by an insubstantial and inadvertent action that is remedied by the Company promptly after receipt of notice of such change given by Participant, (B) a reduction by the Company in the Participant's base pay, or an adverse change in the form or timing of the payment thereof, as in effect at the effective time of the Merger or as thereafter increased or by a reduction in the Participant's target annual incentive award as in effect at the effective time of the Merger or as thereafter increased, (C) the failure by the Company to cover the Participant under benefit plans that, in the aggregate, provide substantially similar benefits to the Participant and/or his or her family and dependents as a substantially similar total cost to the Participant (e.g., premiums, deductibles, co-pays, out-of-pocket maximums, required contributions, taxes and the like) relative to the benefits and total costs under the benefit plans in which the Participant (and/or his or her family or dependents) is participating at any time during the 90-day period immediately preceding the effective time of the Merger, (D) the Company's requiring the Participant to be based more than 30 miles from where his or her office is located immediately prior to the effective time of the Merger, except for required travel on the Company's business, and then only to the extent substantially consistent with the business travel obligations which the Participant undertook on behalf of the Company during the 180-day period immediately preceding the effective time of the Merger, (E) any purported termination by the Company of the Participant's employment which is not properly effected pursuant to the terms of the Company's Executive Change in Control Severance Pay Plan or
     (F) any refusal by the Company to continue to allow the Participant to attend to matters or engage in activities not directly related to the business of the Company which, at any time prior to the effective time of the Merger, the Participant was not expressly prohibited by the Company from attending to or engaging in.

          (d) The Company has the right to accelerate the principal and interest due under the Loan if any of the following events occurs: (i) the Participant defaults in the payment of any amount due under the Loan and the default remains uncured for a period of ten (10) business days after the date the Company gives the Participant notice of the default, (ii) the Participant defaults under or breaches any other covenant, representation or warranty under the Note, the Loan and Pledge Agreement or any other agreement under the Plan and the default or breach remains uncured for a period of thirty (30) days after the date the Company gives the Participant notice of his default or breach, (iii) the Participant applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of any of his property, admits in writing his inability to pay his debts as they mature, makes a general assignment as a bankrupt or insolvent or is the subject of an order for relief under Chapter 7 or Chapter 13 of the United States Bankruptcy Code or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement with creditors to take advantage of any bankruptcy, insolvency, readjustment or debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law, or
     (iv) any court of competent jurisdiction enters an order, judgment or decree, without the application, approval or consent of the Participant, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a substantial part of the assets of the Participant, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days.

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          (e)  If a Participant fails to make any payment required under his
     Loan when due, the Company may foreclose on the Pledged Property (as defined in subsection 5.1) and may otherwise enforce its rights under the Plan and any Note or other agreement entered into under the Plan.

          (f) Interest shall be compounded quarterly during the term of a Note; provided however, that a Participant shall be entitled instead to pay such quarterly interest in cash to the Company.

     5.   Pledge of Shares.
          ----------------

          5.1  Loan and Pledge Agreement.  Each Participant shall enter into an
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     agreement with the Company in such form as the Committee shall approve (the
     "Loan and Pledge Agreement") to pledge to the Company all of the Retained Shares or Purchased Shares, as applicable (the "Pledged Shares"), any non-cash dividends or distributions payable with respect to such shares and any securities or other property (other than cash) payable in respect of or in exchange for such shares pursuant to any merger, reorganization, consolidation, recapitalization, exchange offer or other similar corporate transaction ("Related Property") and all proceeds thereof (collectively, the "Pledged Property") to secure repayment of the Loan. Notwithstanding the foregoing, in the event that the Committee determines that a Participant would recognize a net increase in taxable income from the receipt of any such dividends or distributions, the Committee may in its discretion permit the Participant to retain a portion of the dividends or distributions so as to be able to pay all or part of his related increase in taxes.

          (a) Certificates representing shares of stock that consist of Pledged Property shall bear the following legend in addition to any other legends that the Company may deem appropriate:

          THIS CERTIFICATE AND THE SHARES OF STOCK AND ALL RIGHTS HEREBY REPRESENTED ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN THE JOSTENS, INC. 2000 STOCK LOAN PLAN AND ANY AGREEMENT UNDER THAT PLAN AND THE LOAN AND PLEDGE AGREEMENT BETWEEN THE OWNER OF SUCH SHARES AND JOSTENS, INC. AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SUCH PLAN AND AGREEMENTS, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF JOSTENS, INC.

          (b) Any cash received upon an exchange or conversion of Pledged Property shall be applied to reduce the outstanding Loan balance (with accrued but unpaid interest being reduced first). Any cash in excess of that applied against the outstanding Loan balance shall be paid to the Participant.

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     5.2. Prepayments of Loan and Releases from Pledge.
          --------------------------------------------

          (a) A Participant may make voluntary prepayments on the Loan at any time without penalty in such minimum amounts as the Committee may determine, which shall be applied first to accrued but unpaid interest, and then to principal.

          (b) In the event that any cash dividend or distribution is paid by the Company with respect to any Pledged Property relating to the Loan, the Participant shall make a mandatory prepayment with respect to the Loan equal to the amount of such dividend or distribution, which shall be applied first to accrued but unpaid interest under the Loan, then to principal. Notwithstanding the foregoing, in the event that the Committee determines that a Participant would recognize a net increase in taxable income from the receipt of any such dividends or distributions after giving effect to any deduction for the related payment under the Loan, the Committee may in its discretion permit the Participant to retain a portion of the dividends or distributions so as to be able to pay all or part of his related increase in taxes.

          (c) In the event that the Participant at any time desires to obtain a release of all or part of any Pledged Property securing the Loan, whether for the purpose of selling such Pledged Property or otherwise, as a condition to the release, the Participant shall make arrangements satisfactory to the Company for the prepayment by the Participant of an amount equal to the higher of (i) a percentage of the outstanding Loan balance as of the date of the release equal to the percentage in value of the Pledged Property sought to be released and (ii) a sufficient portion of the outstanding Loan balance so that the amount of the outstanding Loan balance remaining unpaid after giving effect to such payment does not exceed one hundred percent (100%) of the fair market value of the Pledged Property determined in good faith by the Committee that will remain subject to the Loan and Pledge Agreement after giving effect to the release, which shall be applied first to accrued but unpaid interest under the Loan, then to principal.

          (d) In the event of any prepayment of principal under the Loan, the Company will release from the pledge under the Loan and Pledge Agreement a portion of the Pledged Property equal to the percentage of the outstanding principal balance so paid, provided, that (i) the Company will retain Pledged Property with an aggregate fair market value determined in good faith by the Committee equal to at least 100% of the outstanding Loan balance as of the date of the prepayment (after giving effect to the prepayment) and (ii) to the extent any of the released Pledged Property is subject to restriction under section 6, the Company will retain custody of the property until the end of the Restricted Period (as defined below).

     6.   Restrictions on Shares.  From the date of the purchase of the
          ----------------------
Purchased Shares, and, with respect to the Retained Shares, from the date of the Merger, until the principal of the Loan and all unpaid interest thereon is repaid in full (the "Restricted Period"):

          (a) Retained Shares and Purchased Shares may not be sold, assigned, transferred, pledged or otherwise encumbered;

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

          (b) the certificate representing such shares shall be registered in the name of the Participant and shall be deposited with the Company, together with a stock power (in such form as the Company may determine); and

          (c) the Participant shall be treated as a stockholder with respect to the Retained Shares and Purchased Shares, including the right to vote such shares.

     7.   Transfers at Termination of Restricted Period.  At the end of the
          ---------------------------------------------
Restricted Period, the certificate representing such shares shall be transferred to the Participant (or the Participant's legal representative or heir) free of all restrictions under this Agreement.

     8.   General.
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          8.1. Effective Date and Duration.  The Plan will become effective
               ---------------------------
immediately prior to the closing of the Merger (the "Effective Date").

          8.2. Agreements Evidencing Participation.  At the time of his
               -----------------------------------
designation as a Participant, the Committee may require a Participant to enter into one or more agreements with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may in its discretion prescribe.

          8.3. Nontransferability.  No right provided under the Plan to any
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Participant may be transferred pledged or assigned by the Participant (except, in the event of the Participant's death, by will or the laws of descent and distribution), and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, purchases may be made only by him or by his guardian or legal representative.

          8.4. Compliance with Applicable Law and Withholding.  The Company
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shall have the right to require a Participant to pay to the Company the amount of any taxes that are required to be withheld with respect to a Participant's participation in the Plan, including any such taxes required to be withheld in connection with (i) the purchase by the Participant of any Purchased Shares,
(ii) any dividend or distribution in respect of Retained Shares or Purchased Shares or any Related Property, (iii) any repayment of a Loan, (iv) the lapse of the Restricted Period, (v) any release of Pledged Property or (vi) any sale of Retained Shares or Purchased Shares or any Related Property. To the extent permitted by the Committee, a Participant may elect to have any distribution otherwise required to be made under the Plan to be withheld to fulfill any tax withholding obligation.

          8.5. No Employment Rights.  The Plan does not constitute a contract of
               --------------------
employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Company or an affiliate or the right to continue as an officer or director of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

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

          8.6. Governing Law.  The Plan and all determinations made and actions
               -------------
taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the internal laws of the State of Minnesota and construed accordingly.

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                                  SCHEDULE A


Initial Participants       Loan Amount
--------------------       -----------

Robert C. Buhrmaster       $ 1,010,025

William Priesmeyer           $ 368,499

Carl Blowers                 $ 250,000

Michael Bailey               $ 291,158

Gregory Lea                  $ 105,318

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

                JOSTENS, INC. MANAGEMENT SHAREHOLDER BONUS PLAN

     This Management Shareholder Bonus Plan is established by Jostens, Inc., a Minnesota corporation (the "Company"), as of May 10, 2000. This plan is designed to motivate certain members of the management of the Company (each, an "Executive") by providing incentives for the achievement of Company performance targets.

     At the end of each of the three fiscal years beginning with the fiscal year ending December 31, 2000, each Executive will be entitled to an annual performance-based cash bonus equal to such Executive's Standard Bonus (set forth in Exhibit 1 hereto) multiplied by the Applicable Corporate Performance Percentage (set forth below).

     The Applicable Corporate Performance Percentage shall be determined by the Percent of Target EBITDA Achieved per the following:

          ------------------------------------------------------------------
               Percent of Target                     Applicable Corporate
                EBITDA Achieved                     Performance Percentage
          ------------------------------------------------------------------

          Less than 85%                                          0%
          -------------------------------------------------------------------
          85% or above, but below 90%                           25%
          -------------------------------------------------------------------
          90% or above, but below 95%                           50%
          -------------------------------------------------------------------
          95% or above, but below 100%                          75%
          -------------------------------------------------------------------
          100% or above, but below 105%                        100%
          -------------------------------------------------------------------
          105% or above, but below 110%                        125%
          -------------------------------------------------------------------
          110% or above, but below 115%                        150%
          -------------------------------------------------------------------
          115% or above, but below 120%                        175%
          -------------------------------------------------------------------
          120% or above                                        200%
          -------------------------------------------------------------------

EBITDA defined in Schedule A attached.
EBITDA Targets per Schedule B attached.

                                  SCHEDULE A
                                  ----------

     Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for a particular period is defined as consolidated net income (loss) of the Company and its subsidiaries as shown on the consolidated statement of income
(loss) for such period prepared in accordance with U.S. GAAP consistently applied plus (minus) the following amounts, to the extent such amounts are
        ----
otherwise taken into account in determining such consolidated net income (loss) (prior to adjustment):

     1. Any provision (benefit) for taxes, including franchise taxes, deducted (added) in calculating such consolidated net income (loss);

     2. Any interest expense (net of interest income), deducted in calculating such consolidated net income (loss);

     3. Amortization expenses deducted in calculating such consolidated net income (loss);

     4. Depreciation expense deducted in calculating such consolidated net income (loss);

     5. Management fees paid to Investcorp to the extent recorded as an expense in calculating such consolidated net income (loss);

     6. Any unusual losses (gains) deducted (added) in calculating such consolidated net income (loss). This adjustment is intended to exclude, in the calculation of EBITDA, the effects, if any, of any transactions outside of the Company's ordinary course of business as and to the extent determined to be appropriate in good faith by the Board

     The Board reserves the right to make other adjustments to EBITDA or the EBITDA targets as the Board determines in good faith are appropriate to take into account the effect of material transactions or events during the period, including without limitation acquisitions, divestitures, equity issuances and significant changes to capital expenditure plans.

     In determining whether and to what extent EBITDA targets have been met for a period, the aggregate amount of compensation payable to employees as a result of meeting such targets will be deducted from EBITDA to the extent not otherwise included in the calculation of consolidated net income (loss) for such period.

                                  SCHEDULE B
                                  ----------

                                EBITDA Targets

                                                       EBITDA Target
           Year Ending December 31,                    -------------
           ------------------------               (In Millions of Dollars)

                    2000                          $150.85

                    2001                          *

                    2002                          *

* to be determined by the Board of Directors in accordance with the Company's annual budget

                                   EXHIBIT A
                                   ---------

Executive                     Standard Bonus
---------                     --------------

Robert Buhrmaster             60% of base salary

William Priesmeyer            **

Michael Bailey                **

Carl Blowers                  **

Gregory Lea                   **

** To be determined by the Board of Directors of the Company based upon the recommendation of the Chief Executive Officer of the Company and subject to approval by Investcorp Bank, E.C. and its affiliates